Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2025 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

June 17, 2025

(1)	The election of the following nine (9) directors to the Board of Directors of the Company, each to serve until the 2026 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Lisa L. Alexander	9,767,417	85,863	1,752,326
Cynthia A. Flanders	9,242,585	610,695	1,752,326
Peter W. Getsinger	9,784,858	68,422	1,752,326
William F. Griffin, Jr.	9,753,839	99,441	1,752,326
John R. Jeffrey, Jr.	9,761,904	91,376	1,752,326
William F. Leimkuhler	9,419,442	433,838	1,752,326
James W. Quinn	9,436,542	416,738	1,752,326
Karen A. Sweeney	9,744,215	109,065	1,752,326
David H. Watson	9,707,814	145,466	1,752,326

(2)	The non-binding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).

The result of the voting was as follows:

For	Against	Abstain	Broker Non-Votes
9,011,132	810,416	31,732	1,752,326

(3)	The non-binding advisory vote on the frequency of the stockholder vote on the Company’s executive compensation (the “say-on-frequency” vote).

The result of the voting was as follows:

every year	every two years	Every three years	abstain	BROKER NON-VOTES
9,382,351	4,909	455,128	10,892	1,752,326

(4)	The approval of an amendment to the Company’s Certificate of Incorporation to limit the personal liability of certain officers in addition to the Company’s directors.

The result of the voting was as follows:

For	Against	Abstain	Broker Non-Votes
8,554,758	1,271,849	26,673	1,752,326

(5)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2026.

The result of the voting was as follows:

For	Against	Abstain
11,521,610	76,957	7,039